Exhibit 99.1

ITW Reports Third Quarter 2019 Results

•	GAAP EPS of $2.04, +7% year-over-year

•	Operating Margin of 25.0%, +40 bps

•	Free Cash Flow +12%, 126% of net income

•	After-tax ROIC of 29.2%, +120 bps

•	Maintaining full-year EPS guidance range of $7.55 to $7.85

GLENVIEW, IL., October 25, 2019 - Illinois Tool Works Inc. (NYSE: ITW) today reported its third-quarter 2019 results including GAAP earnings per share (EPS) of $2.04 compared to $1.90 in the third quarter of 2018. Foreign currency had a $0.05 negative impact to earnings per share versus the prior year.

“While the demand environment continued to moderate across a broad cross section of our portfolio, we delivered another solid quarter with excellent operational execution,” said E. Scott Santi, Chairman and Chief Executive Officer. “Our ability to overcome near-term macro challenges and deliver seven percent earnings per share growth, expand margins to 25 percent, and grow free cash flow by 12 percent is a direct result of our high quality business portfolio, the performance power of the ITW Business Model, and focused execution by our team of dedicated ITW professionals around the world,” Santi concluded.

Revenue of $3.5 billion was down 3.7 percent with unfavorable foreign currency translation impact of 1.8 percent and a decline in organic revenue of 1.7 percent. The company’s ongoing Product Line Simplification (PLS) activities reduced organic growth by 60 basis points. The third quarter 2019 benefited from one extra shipping day versus the prior year. Adjusting for this impact, organic revenues declined 3.2 percent on an equal day basis versus a decline of 2.8 percent in the second quarter.

Operating margin was 25.0 percent as enterprise initiatives contributed 120 basis points. Price/cost was favorable 20 basis points. Free Cash Flow was $830 million, an increase of 12 percent versus the prior year and 126 percent of net income. In the quarter, the company repurchased $375 million of its own shares and raised its dividend seven percent to an annualized $4.28 per share.

After-tax return on invested capital was 29.2 percent, an improvement of 120 basis points. The effective tax rate in the third quarter was 21.6 percent, and benefited from a $21 million or $0.07 EPS adjustment to the company’s estimated U.S. federal tax liability for tax year 2018.

2019 Full-Year Guidance

The company is maintaining its full-year GAAP EPS guidance of $7.55 to $7.85 per share, as compared to GAAP EPS of $7.60 in 2018. Year-over-year headwinds from foreign currency translation impact and higher restructuring expenses are expected to impact 2019 EPS by approximately $0.30. The company expects organic revenue down one to three percent, and operating margin of approximately 24 percent. Free cash flow is expected to exceed 100 percent of net income and the company is on pace to repurchase approximately $1.5 billion of its shares.

Non-GAAP Measures
This earnings release contains certain non-GAAP financial measures. A reconciliation of these measures to the most directly comparable GAAP measures is included in the attached supplemental reconciliation schedule.

Forward-looking Statement
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding diluted earnings per share, foreign exchange rates, total and organic revenue growth, operating margin, economic and regulatory conditions in various geographic regions, price/cost impact, restructuring expenses, free cash flow, effective tax rate, after-tax return on invested capital, and timing and amount of share repurchases. These statements are subject to certain risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated. Such factors include those contained in ITW's Form 10-K for 2018.

About Illinois Tool Works
ITW (NYSE: ITW) is a Fortune 200 global multi-industrial manufacturing leader with revenues totaling $14.8 billion in 2018. The company’s seven industry-leading segments leverage the unique ITW Business Model to drive solid growth with best-in-class margins and returns in markets where highly innovative, customer-focused solutions are required. ITW has approximately 48,000 dedicated colleagues in operations around the world who thrive in the company’s unique, decentralized and entrepreneurial culture. www.itw.com

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF INCOME (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
In millions except per share amounts	2019	2018	2019	2018
Operating Revenue	$3,479	$3,613	$10,640	$11,188
Cost of revenue	2,007	2,096	6,165	6,508
Selling, administrative, and research and development expenses	566	581	1,775	1,813
Amortization and impairment of intangible assets	38	47	122	143
Operating Income	868	889	2,578	2,724
Interest expense	(52)	(64)	(170)	(194)
Other income (expense)	26	10	49	48
Income Before Taxes	842	835	2,457	2,578
Income Taxes	182	197	577	622
Net Income	$660	$638	$1,880	$1,956

Net Income Per Share:
Basic	$2.05	$1.91	$5.79	$5.81
Diluted	$2.04	$1.90	$5.76	$5.77

Cash Dividends Per Share:
Paid	$1.00	$0.78	$3.00	$2.34
Declared	$1.07	$1.00	$3.07	$2.56

Shares of Common Stock Outstanding During the Period:
Average	322.3	333.3	324.8	336.7
Average assuming dilution	324.0	335.3	326.6	339.0

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
STATEMENT OF FINANCIAL POSITION (UNAUDITED)

In millions	September 30, 2019	December 31, 2018
Assets
Current Assets:
Cash and equivalents	$1,825	$1,504
Trade receivables	2,499	2,622
Inventories	1,209	1,318
Prepaid expenses and other current assets	292	334
Assets held for sale	420	—
Total current assets	6,245	5,778

Net plant and equipment	1,693	1,791
Goodwill	4,430	4,633
Intangible assets	890	1,084
Deferred income taxes	479	554
Other assets	1,223	1,030
	$14,960	$14,870

Liabilities and Stockholders' Equity
Current Liabilities:
Short-term debt	$—	$1,351
Accounts payable	493	524
Accrued expenses	1,229	1,271
Cash dividends payable	344	328
Income taxes payable	61	68
Liabilities held for sale	96	—
Total current liabilities	2,223	3,542

Noncurrent Liabilities:
Long-term debt	7,643	6,029
Deferred income taxes	716	707
Noncurrent income taxes payable	462	495
Other liabilities	946	839
Total noncurrent liabilities	9,767	8,070

Stockholders’ Equity:
Common stock	6	6
Additional paid-in-capital	1,286	1,253
Retained earnings	22,104	21,217
Common stock held in treasury	(18,632)	(17,545)
Accumulated other comprehensive income (loss)	(1,798)	(1,677)
Noncontrolling interest	4	4
Total stockholders’ equity	2,970	3,258
	$14,960	$14,870

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Three Months Ended September 30, 2019
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$744	$164	22.1%
Food Equipment	551	152	27.5%
Test & Measurement and Electronics	512	130	25.6%
Welding	402	113	28.2%
Polymers & Fluids	418	101	24.1%
Construction Products	416	105	25.1%
Specialty Products	441	116	26.2%
Intersegment	(5)	—	—%
Total Segments	3,479	881	25.3%
Unallocated	—	(13)	—%
Total Company	$3,479	$868	25.0%

Nine Months Ended September 30, 2019
Dollars in millions	Total Revenue	Operating Income	Operating Margin
Automotive OEM	$2,338	$505	21.6%
Food Equipment	1,617	421	26.0%
Test & Measurement and Electronics	1,569	387	24.7%
Welding	1,251	355	28.4%
Polymers & Fluids	1,261	287	22.8%
Construction Products	1,241	298	24.0%
Specialty Products	1,379	363	26.3%
Intersegment	(16)	—	—%
Total Segments	10,640	2,616	24.6%
Unallocated	—	(38)	—%
Total Company	$10,640	$2,578	24.2%

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
SEGMENT DATA (UNAUDITED)

Q3 2019 vs. Q3 2018 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	(2.3)%	(0.7)%	(3.3)%	(1.6)%	2.8%	(0.7)%	(4.7)%	(1.7)%
Acquisitions/Divestitures	—%	—%	—%	(0.8)%	0.1%	—%	(0.8)%	(0.2)%
Translation	(2.4)%	(2.0)%	(1.4)%	(0.6)%	(2.1)%	(2.9)%	(1.6)%	(1.8)%
Operating Revenue	(4.7)%	(2.7)%	(4.7)%	(3.0)%	0.8%	(3.6)%	(7.1)%	(3.7)%

Q3 2019 vs. Q3 2018 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	(40) bps	(20) bps	(100) bps	(40) bps	60 bps	(20) bps	(100) bps	(40) bps
Changes in Variable Margin & OH Costs	110 bps	80 bps	210 bps	20 bps	170 bps	(40) bps	20 bps	80 bps
Total Organic	70 bps	60 bps	110 bps	(20) bps	230 bps	(60) bps	(80) bps	40 bps
Acquisitions/Divestitures	—	—	—	20 bps	—	—	10 bps	—
Restructuring/Other	(10) bps	30 bps	(20) bps	—	(30) bps	(10) bps	10 bps	—
Total Operating Margin Change	60 bps	90 bps	90 bps	—	200 bps	(70) bps	(60) bps	40 bps

Total Operating Margin % *	22.1%	27.5%	25.6%	28.2%	24.1%	25.1%	26.2%	25.0%

*Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	50 bps	60 bps	180 bps	20 bps	360 bps	30 bps	100 bps	110 bps **
** Amortization expense from acquisition-related intangible assets had an unfavorable impact of ($0.09) on GAAP earnings per share for the third quarter of 2019.

YTD 2019 vs YTD 2018 Favorable/(Unfavorable)
Operating Revenue	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Organic	(5.4)%	0.9%	(1.7)%	(0.4)%	0.7%	(0.9)%	(4.3)%	(2.0)%
Acquisitions/Divestitures	—%	—%	—%	(0.7)%	(0.6)%	—%	(0.6)%	(0.2)%
Translation	(3.3)%	(2.7)%	(2.3)%	(1.0)%	(3.2)%	(3.9)%	(2.0)%	(2.7)%
Operating Revenue	(8.7)%	(1.8)%	(4.0)%	(2.1)%	(3.1)%	(4.8)%	(6.9)%	(4.9)%

YTD 2019 vs. YTD 2018 Favorable/(Unfavorable)
Change in Operating Margin	Automotive OEM	Food Equipment	Test & Measurement and Electronics	Welding	Polymers & Fluids	Construction Products	Specialty Products	Total ITW
Operating Leverage	(100) bps	10 bps	(50) bps	(10) bps	10 bps	(20) bps	(80) bps	(40) bps
Changes in Variable Margin & OH Costs	50 bps	50 bps	130 bps	—	140 bps	20 bps	(20) bps	60 bps
Total Organic	(50) bps	60 bps	80 bps	(10) bps	150 bps	—	(100) bps	20 bps
Acquisitions/Divestitures	—	—	—	20 bps	10 bps	—	20 bps	—
Restructuring/Other	(70) bps	(20) bps	—	(10) bps	(20) bps	(20) bps	(10) bps	(30) bps
Total Operating Margin Change	(120) bps	40 bps	80 bps	—	140 bps	(20) bps	(90) bps	(10) bps

Total Operating Margin % *	21.6%	26.0%	24.7%	28.4%	22.8%	24.0%	26.3%	24.2%

*Includes unfavorable operating margin impact of amortization expense from acquisition-related intangible assets	50 bps	70 bps	220 bps	20 bps	350 bps	30 bps	100 bps	120 bps **
** Amortization expense from acquisition-related intangible assets had an unfavorable impact of ($0.28) on GAAP earnings per share for the first nine months of 2019.

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATIONS (UNAUDITED)

ADJUSTED AFTER-TAX RETURN ON AVERAGE INVESTED CAPITAL (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Dollars in millions	2019	2018	2019	2018
Operating income	$868	$889	$2,578	$2,724
Adjusted tax rate	24.1%	25.5%	24.3%	24.7%
Income taxes	(210)	(227)	(628)	(674)
Operating income after taxes	$658	$662	$1,950	$2,050

Invested capital:
Trade receivables	$2,499	$2,777	$2,499	$2,777
Inventories	1,209	1,338	1,209	1,338
Net assets held for sale	324	—	324	—
Net plant and equipment	1,693	1,799	1,693	1,799
Goodwill and intangible assets	5,320	5,785	5,320	5,785
Accounts payable and accrued expenses	(1,722)	(1,844)	(1,722)	(1,844)
Other, net	(535)	(494)	(535)	(494)
Total invested capital	$8,788	$9,361	$8,788	$9,361

Average invested capital	$9,007	$9,470	$9,083	$9,634
Adjusted return on average invested capital	29.2%	28.0%	28.6%	28.4%

A reconciliation of the tax rate for the three and nine month periods ended September 30, 2019 excluding the third quarter 2019 discrete tax benefit of $21 million is as follows:

	Three Months Ended		Nine Months Ended
	September 30, 2019		September 30, 2019
Dollars in millions	Income Taxes	Tax Rate	Income Taxes	Tax Rate
As reported	$182	21.6%	$577	23.5%
Discrete tax benefit	21	2.5%	21	0.8%
As adjusted	$203	24.1%	$598	24.3%

A reconciliation of the tax rate for the three and nine month periods ended September 30, 2018 excluding the third quarter 2018 net discrete tax benefit of $15 million is as follows:

	Three Months Ended		Nine Months Ended
	September 30, 2018		September 30, 2018
Dollars in millions	Income Taxes	Tax Rate	Income Taxes	Tax Rate
As reported	$197	23.7%	$622	24.1%
Net discrete tax benefit	15	1.8%	15	0.6%
As adjusted	$212	25.5%	$637	24.7%

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATIONS (UNAUDITED)

ADJUSTED AFTER-TAX RETURN ON AVERAGE INVESTED CAPITAL (UNAUDITED)

Dollars in millions	Twelve Months Ended December 31, 2018
Operating income	$3,584
Adjusted tax rate	24.9%
Income taxes	(893)
Operating income after taxes	$2,691

Invested capital:
Trade receivables	$2,622
Inventories	1,318
Net plant and equipment	1,791
Goodwill and intangible assets	5,717
Accounts payable and accrued expenses	(1,795)
Other, net	(519)
Total invested capital	$9,134

Average invested capital	$9,533
Adjusted return on average invested capital	28.2%

A reconciliation of the full year 2018 effective tax rate excluding the third quarter 2018 net discrete tax benefit of $15 million is as follows:

	Twelve Months Ended
	December 31, 2018
Dollars in millions	Income Taxes	Tax Rate
As reported	$831	24.5%
Net discrete tax benefit	15	0.4%
As adjusted	$846	24.9%

ILLINOIS TOOL WORKS INC. and SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATIONS (UNAUDITED)

FREE CASH FLOW (UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Dollars in millions	2019	2018	2019	2018
Net cash provided by operating activities	$920	$844	$2,221	$2,002
Less: Additions to plant and equipment	(90)	(101)	(244)	(282)
Free cash flow	$830	$743	$1,977	$1,720

Net income	$660	$638	$1,880	$1,956
Free cash flow to net income conversion rate	126%	116%	105%	88%